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                                                                     EXHIBIT 5.1



                                HALE AND DORR LLP
                               Counsellors at Law
                                 60 State Street
                           Boston, Massachusetts 02109
                       (617) 526-6000 * Fax (617) 526-5000



                                          June 17, 1999


Applix, Inc.
112 Turnpike Road
Westboro, MA  01581-2831

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 800,000 shares of the Common Stock, $.0025 par value per share, of Applix, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1994 Equity Incentive Plan (the "Incentive Plan") and the Company's Amended and Restated 1995 Employee Stock Purchase Plan (the "Purchase Plan").

     We have examined the Restated Articles of Organization and By-laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Incentive Plan and the Purchase Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Incentive Plan or the Purchase Plan, as the case may be, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.



                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                          Hale and Dorr LLP